Exhibit 10.1

AMENDMENT NUMBER TWENTY-ONE TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY-ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 6, 2021 (the “Amendment Twenty-one Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Borrower has requested that Lender increase the Maximum Revolver Amount, modify the definition of Borrowing Base, extend the Revolver and Capex Line Maturity Dates, and increase the Capital Expenditures Line.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.    AMENDMENTS. Effective as of the Amendment Twenty-one Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1    Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Twenty-one” and “Amendment Twenty-one Effective Date” as follows:

“Amendment Twenty-one” means that certain Amendment Number Twenty-one to Loan and Security Agreement, dated as of December 6, 2021, between Lender and Borrower.

“Amendment Twenty-one Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty-one.

2.2    Increase in Maximum Revolver Amount. Section 1.A. of the Schedule to Loan and Security Agreement is hereby amended such that the Maximum Revolver Amount is increased from $18,500,000 to $50,000,000.

2.3    Change in the Definition of “Borrowing Base”. Clause (c) in the definition of Borrowing Base in Section 1A of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

(c)

Lender may, in its sole discretion, make Loans to Borrower from time to time which exceed the limitations of the borrowing against Eligible Receivables as set forth in subparagraph (a) above or which exceed the limitations on borrowing against Eligible Inventory as set forth in subparagraph (b) above, (the “Approved Overadvance Loans”). The aggregate outstanding Approved Overadvance Loans shall not at any time exceed $10,000,000 from the Amendment Twenty-one Effective Date through the Revolver Maturity Date; provided, however, the aggregate amount of outstanding Revolving Loans, including any Approved Overadvance Loans, shall not at any time exceed the Maximum Revolver Amount.

2.4    Increase in Capital Expenditures Line. The first paragraph of Section 1(b) Capex Line of the Schedule, is hereby replaced in its entirety with the following:

Capex Line:    $ 20,000,000

Borrower may request Loans under the Capex Line through October 31, 2022, upon satisfaction of the conditions set forth in this Agreement. Advances under the Capex Line may be made for up to 100% of the purchase price if new and used Eligible Equipment. At Lender’s sole discretion, Eligible Equipment of up to 10% of the aggregate Loans advances under the Capex Line maybe comprised of soft costs (soft costs shall consist of installation, service contracts, , delivery fees and other such expenses outside of the cost of the actual equipment, but not to include any tenant improvements). At the end of each quarter or at such other time agreed to by both Borrower and Lender, in no event later than October 31, 2022, the sum of the disbursements shall be aggregated into a schedule and begin amortizing.

2.5    Change in the Revolver Maturity Date. The definition of Revolver Maturity Date in Section 4 of the Schedule to Loan and Security Agreement is deleted and replaced by the following:

As used herein, the term “Revolver Maturity Date” means November 30, 2025, and thereafter, the Revolver Maturity Date shall automatically be extended for successive periods of one year each, unless (i) Borrower shall give Lender written notice of termination not less than sixty days prior to the end of such one-year period, or (ii) Lender shall give Borrower written notice of termination not less than thirty days prior to the end of such one-year period.

2.6    Change in the Capex Line Maturity Date. The definition of Capex Line Maturity Date in the third paragraph of Section 1 of the Schedule to Loan and Security Agreement is deleted and replaced by the following:

As used herein, the term “Capex Line Maturity Date” means the earliest of the following dates: (i) the date all outstandings under the Capex Line have been paid in full, (ii) November 30, 2025, or (iii) the date this Agreement terminates by its terms or is terminated , as provided in this Agreement.

2.7    Change in the Interest Rates. Section 2 of the Schedule to Loan and Security Agreement is deleted in its entirety and replaced by the following:

The Revolving Loans outstanding from time to time shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 3.50% per annum.

The Capex Loans shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 8.50% per annum.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

As used in this Agreement, “Prime Rate” means the greater of” (i) the “prime rate” announced from time to tome by Wells Fargo Bank, National Association or (ii) 3.50% per annum. (Borrower understands that said announced prime rate may not be the best rate available from said bank.)

The interest rate applicable to the Obligations shall change on each date there is an applicable change in the Prime Rate. Interest is also subject to the operation, as applicable, or Section 7.2 of the Loan Agreement as to the Default Rate.

2.8    Overadvance Fee. Section 3 of the Schedule to Loan and Security Agreement is hereby amended to add the following:

Overadvance Fee:	With respect to Approved Overadvance Loans borrowed during any month, 0.083% per month on the maximum amount of the Approved Overadvance Loans borrowed during such month, payable in arrears at the end of such month.

2.9    Anniversary Fee. Section 3 of the Schedule to Loan and Security Agreement is hereby amended to delete and replace the Anniversary Fee in its entirety with the following:

Anniversary Fee:	With respect to the Revolving Loans: $400,000 payable on each anniversary of the Activation Date prior to Revolver Maturity Date.

3.    CONDITIONS PRECEDENT AND SUBSEQUENT.

3.1    The following are the conditions precedent to the effectiveness of this Amendment:

A.	Lender shall have received a fully executed copy of this Amendment

B.	Lender shall have received the Amendment Twenty-one Fee equal to $215,000 fully earned and due and payable (added to the Revolving Line of Credit) on the Amendment Twenty-one Effective Date.

3.2    As a condition subsequent to the effectiveness of this Amendment, Borrower shall implement and activate cash dominion in favor of Lender through Control Agreements (as described in Section 8 of the Schedule) on all of Borrower’s bank accounts within 60 days of the Amendment Twenty-one Effective Date.

4.    REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.    LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.    RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1    Arise out of the Loan Documents;

6.2    Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3    Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.    WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.    LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By	/s/ Bryan Freeman
Name:	Bryan Freeman
Title:	Chairman

Signature Page to Amendment Number Twenty-one to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Twenty-one to Loan and Security Agreement